Exhibit 99.1

Moved on Business Wire
November 3, 2016

CSC Delivers Revenue Growth and Sequential Commercial Margin Expansion in Second Quarter 2017

News Release -- November 3, 2016

•	Q2 Earnings per Share from Continuing Operations of $0.10 includes Cumulative Impact of Certain Items of $(0.51) per Share

•	Q2 Non-GAAP Earnings per Share from Continuing Operations was $0.61, compared with $0.55 in prior year

•	Income from Continuing Operations of $21 Million includes Certain Items of $(73) Million

•
Consolidated Segment Commercial Operating Income of $109 Million, adjusted for Certain Items is $171 Million and Consolidated Segment Commercial Operating Margin on the same basis is 9.1%, compared with 9.9% in the prior year

•	Q2 Net Cash from Operating Activities of $192 Million

•	Adjusted Free Cash Flow of $75 Million for Q2

•	FY17 Non-GAAP EPS from Continuing Operations Target Remains $2.75 to $3.00

TYSONS, Va., Nov. 3, 2016 –CSC (NYSE: CSC) today reported results for the second quarter of fiscal year 2017.

“In the second quarter, CSC delivered revenue growth and sequential margin improvement as we continue to execute on our transformation strategy," said Mike Lawrie, chairman, president and CEO.  "We have integrated our recent acquisitions, and are growing our next generation offerings, such as Business Process Services.  Recent wins such as MetLife are a strong confirmation of our leadership in the insurance market and other sectors.  Today, we announced a global alliance with PwC to deliver end-to-end digital transformation solutions to our clients. Finally, we remain on track to close our proposed merger with the Enterprise Services business of Hewlett Packard Enterprise on or about April 1st.”

Financial Highlights

•
Diluted earnings per share from continuing operations were $0.10 in the second quarter, compared with $0.66 in the year-ago period. Diluted earnings per share from continuing operations included $(0.13) per share of restructuring costs and $(0.38) per share of transaction and other integration-related costs.

•	Non-GAAP diluted earnings per share from continuing operations excluding these items were $0.61, compared with $0.55 in the prior period.

•
(Loss) income from continuing operations before taxes was $(1) million for the second quarter, compared with $47 million in the prior year and includes $(25) million of restructuring and $(78) million of transaction and other integration-related costs. Excluding the impact of these items, non-GAAP income from continuing operations, before taxes was $102 million compared with $95 million a year ago.

•
Consolidated segment adjusted commercial operating income, which includes GBS and GIS, excluding certain items, was $171 million compared with $173 million in the second quarter of fiscal 2016. Consolidated segment adjusted commercial operating margin on the same basis was 9.1% compared to 9.9% in the prior year.

•	Net cash provided by operating activities was $192 million in the second quarter, compared to $122 million in the prior year.

•
Adjusted free cash flow was $75 million in the second quarter, compared to $58 million in the prior year. During the second quarter of fiscal 2016, CSC’s net cash provided by operating activities and adjusted free cash flow included the results of its since-divested U.S. federal IT services business, CSRA.

Global Business Services
GBS revenue of $1,035 million in the quarter compares with $891 million in the year ago quarter, an increase of 16.2%. GBS revenue increased 19.2% year-over-year in constant currency. The GBS revenue increase included the contributions of our recent acquisitions. GBS consolidated segment operating margin in the quarter, excluding the impact of certain items, was 10.1% compared to 12.3% in the prior year. New business awards for GBS were $2 billion in the second quarter.

Global Infrastructure Services
GIS revenue of $836 million in the quarter compares with $854 million in the year-ago quarter, a decrease of 2.1%. GIS revenue increased 1.1% year-over-year in constant currency. The GIS revenue increase was driven by the growth in our next generation offerings and the inclusion of our recent acquisitions. GIS consolidated segment operating margin in the quarter, excluding the impact of certain items, was 7.9% up from 7.4% in the prior year. New business awards for GIS were $0.5 billion in the second quarter.

Returning Capital to Shareholders
During the second quarter, CSC returned $20 million to shareholders consisting of common stock dividends.

CSC had 140,770,133 basic shares outstanding on September 30, 2016.

Earnings Conference Call and Webcast
CSC senior management will host a conference call and webcast today at 5 p.m. EDT. The dial-in number for domestic callers is 800-218-2154. Callers who reside outside of the United States or Canada should dial 913-981-5550. The passcode for all participants is 7167172. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 15, 2016. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 7167172. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information and certain further adjustments thereto, which management believes provides useful information to investors, including: constant currency, consolidated segment operating income, consolidated segment commercial operating income, consolidated segment commercial operating margin, consolidated segment adjusted operating income, consolidated segment operating and adjusted operating margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, adjusted free cash flow and non-GAAP results including non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures are included below.

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2016 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

# # #
Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
Neil DeSilva, Global M&A and Investor Relations, 703.245.9700, neildesilva@csc.com

Note: On November 27, 2015, CSC completed the separation of CSRA. The Company’s results of operations for the second quarter and first six months of fiscal 2016 have been adjusted to reflect the separation.

Business Segment Revenues, Consolidated Segment Operating Income and Consolidated Segment Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Three Months Ended
(in millions)	September 30, 2016	October 2, 2015	% Change	% Change at Constant Currency(1)
Global Business Services	$1,035	$891	16.2%	19.2%
Global Infrastructure Services	836	854	(2.1)%	1.1%
Total Revenues	$1,871	$1,745	7.2%	10.3%

Revenues by Segment
	Six Months Ended
(in millions)	September 30, 2016	October 2, 2015	% Change	% Change at Constant Currency(1)
Global Business Services	$2,084	$1,810	15.1%	17.8%
Global Infrastructure Services	1,717	1,739	(1.3)%	1.4%
Total Revenues	$3,801	$3,549	7.1%	9.7%

(1) Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-U.S. Generally Accepted Accounting Principle (GAAP) measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

Consolidated Segment Operating Income and Consolidated Segment Operating Margins by Segment

	Three Months Ended
	September 30, 2016		October 2, 2015
(in millions)	Consolidated Segment Operating Income	Consolidated Segment Operating Margin	Consolidated Segment Operating Income	Consolidated Segment Operating Margin
Global Business Services	$83	8.0%	$101	11.3%
Global Infrastructure Services	26	3.1%	64	7.5%
Consolidated Segment Commercial Operating Income	109	5.8%	165	9.5%
Corporate	(11)	—	(35)	—
Total Consolidated Segment Operating Income	$98	5.2%	$130	7.4%

	Six Months Ended
	September 30, 2016		October 2, 2015
(in millions)	Consolidated Segment Operating Income	Consolidated Segment Operating Margin	Consolidated Segment Operating Income	Consolidated Segment Operating Margin
Global Business Services	156	7.5%	$198	10.9%
Global Infrastructure Services	22	1.3%	117	6.7%
Consolidated Segment Commercial Operating Income	178	4.7%	315	8.9%
Corporate	(28)	—	(41)	—
Total Consolidated Segment Operating Income	$150	3.9%	$274	7.7%

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015

Revenues	$1,871	$1,745	$3,801	$3,549

Costs of services (excludes depreciation and amortization and restructuring costs)	1,363	1,237	2,784	2,509
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	293	269	598	540
Depreciation and amortization	167	168	333	342
Restructuring costs	25	5	82	5
Interest expense	29	29	54	59
Interest income	(8)	(7)	(18)	(18)
Other expense (income), net	3	(3)	5	(7)
Total costs and expenses	1,872	1,698	3,838	3,430

(Loss) income from continuing operations, before taxes	(1)	47	(37)	119
Income tax benefit	(22)	(46)	(38)	(39)
Income from continuing operations	21	93	1	158
Income from discontinued operations, net of taxes	—	84	—	186
Net income	21	177	1	344
Less: net income attributable to noncontrolling interest, net of tax	6	6	7	10
Net income (loss) attributable to CSC common stockholders	$15	$171	$(6)	$334

Earnings (loss) per common share
Basic:
Continuing operations	$0.11	$0.68	$(0.04)	$1.14
Discontinued operations	—	0.56	—	1.28
	$0.11	$1.24	$(0.04)	$2.42
Diluted:
Continuing operations	$0.10	$0.66	$(0.04)	$1.12
Discontinued operations	—	0.55	—	1.24
	$0.10	$1.21	$(0.04)	$2.36

Cash dividend per common share	$0.14	$0.23	$0.28	$0.46

Weighted average common shares outstanding for:
Basic EPS	140.53	138.30	139.76	138.11
Diluted EPS	143.78	140.85	139.76	141.27

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2016	April 1, 2016

Assets
Cash and cash equivalents	$1,054	$1,178
Receivables, net	1,893	1,831
Prepaid expenses and other current assets	379	403
Total current assets	3,326	3,412

Intangible assets, net	1,882	1,328
Goodwill	1,843	1,277
Deferred income taxes, net	327	345
Property and equipment, net	984	1,025
Other assets	457	349
Total Assets	$8,819	$7,736

Liabilities
Short-term debt and current maturities of long-term debt	794	710
Accounts payable	281	341
Accrued payroll and related costs	285	288
Accrued expenses and other current liabilities	787	720
Deferred revenue and advance contract payments	537	509
Income taxes payable	17	40
Total current liabilities	2,701	2,608

Long-term debt, net of current maturities	2,506	1,934
Non-current deferred revenue	313	348
Deferred tax liabilities	221	181
Non-current income tax liabilities	184	175
Other liabilities	569	458
Total Liabilities	6,494	5,704

Total Equity	2,325	2,032

Total Liabilities and Equity	$8,819	$7,736

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2016	October 2, 2015
Cash flows from operating activities:
Net income	$1	$344
Adjustments to reconcile net loss income to net cash provided by operating activities:
Depreciation and amortization	339	410
Stock-based compensation	35	7
Gain on dispositions	—	(55)
Unrealized foreign currency exchange loss	90	7
Other non-cash charges, net	—	12
Changes in assets and liabilities, net of acquisitions and dispositions:
Decrease in assets	64	176
Decrease in liabilities	(287)	(417)
Net cash provided by operating activities	242	484

Cash flows from investing activities:
Purchases of property and equipment	(143)	(184)
Payments for outsourcing contract costs	(49)	(53)
Software purchased and developed	(78)	(104)
Payments for acquisitions, net of cash acquired	(434)	(236)
Business dispositions	—	34
Proceeds from sale of assets	9	50
Other investing activities, net	(26)	12
Net cash used in investing activities	(721)	(481)

Cash flows from financing activities:
Borrowings of commercial paper	1,163	299
Repayments of commercial paper	(1,058)	(84)
Borrowings under lines of credit	920	1,310
Repayment of borrowings under lines of credit	(529)	(1,150)
Debt borrowings	107	—
Debt repayments	(188)	(461)
Proceeds from stock options	42	45
Taxes paid related to net share settlements of stock-based compensation awards	(12)	(27)
Repurchase of common stock	—	(118)
Dividend payments	(39)	(64)
Other financing activities, net	(30)	(6)
Net cash provided by (used in) financing activities	376	(256)
Effect of exchange rate changes on cash and cash equivalents	(21)	(27)
Net decrease in cash and cash equivalents	(124)	(280)
Cash and cash equivalents at beginning of year	1,178	2,098
Cash and cash equivalents at end of period	$1,054	$1,818

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the condensed consolidated financial information of CSC. These non-GAAP financial measures include consolidated segment operating income and margin, consolidated segment adjusted operating income and margin, consolidated segment commercial operating income and margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, non-GAAP income from continuing operations before taxes, non-GAAP net income from continuing operations, non-GAAP EPS from continuing operations and adjusted free cash flow.

We present these non-GAAP financial measures to supplement financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP which management believes are not indicative of core operating performance. These non-GAAP financial measures allow management to better understand the consolidated financial performance of the Company exclusive of corporate wide strategic decisions. Management believes that adjusting for certain items not indicative of our core operating performance provides investors with additional measures to evaluate our operating financial performance on a more comparable basis. We believe the non-GAAP measures we provide are also considered important measures used by financial analysts covering CSC and its peers.

There are limitations to the use of the non-GAAP financial measures we present. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:

•	Restructuring costs - Reflects restructuring costs related to workforce optimization and real estate charges.

•
Transaction and other integration-related costs - Reflects costs related to (1) the Separation, (2) integration planning, financing and advisory fees associated with the proposed merger with the Enterprise Services segment of HPE, and (3) acquisitions and related amortization.

•
Certain overhead costs - Reflects costs historically allocated to CSRA but not included in discontinued operations due to accounting rules. These costs are expected to be largely eliminated on a prospective basis.

•
U.S. Pension and OPEB - Reflects the impact of certain U.S. pension and other postretirement benefit (OPEB) plans historically included in CSC financial results that have been transferred to CSRA as part of the separation.

•	SEC settlement-related items - Reflects costs associated with certain SEC charges and settlements.

•
Tax adjustment - Reflects the adoption of a new accounting standard in fiscal 2016 changing excess tax benefits on stock-based compensation to be recorded as a reduction to income tax expense, the release of tax valuation allowances in certain jurisdictions, and the application of an approximate 20% tax rate for fiscal 2016 periods, which is at the low end of the prospective targeted effective tax rate range of 20% to 25% and effectively excludes the impact of discrete tax adjustments for those periods.

Reconciliation of Non-GAAP Financial Measures
(preliminary and unaudited)

Consolidated Segment Operating Income and Consolidated Segment Adjusted Operating Income

We define consolidated segment operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment SG&A expenses. Consolidated segment operating income excludes corporate G&A and pension and OPEB actuarial and settlement losses. A reconciliation of consolidated segment operating income and consolidated segment adjusted operating income to (loss) income from continuing operations, before taxes is as follows:

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Consolidated segment adjusted operating income	$160	$156	$304	$304
Restructuring costs	(25)	(20)	(82)	(20)
Transaction and integration-related costs	(37)	(2)	(72)	(2)
Certain overhead costs	—	(18)	—	(36)
U.S. Pension and OPEB	—	14	—	28
Consolidated segment operating income	98	130	150	274
Corporate G&A	(75)	(64)	(145)	(121)
Pension and OPEB actuarial and settlement losses	—	—	(1)	—
Interest expense	(29)	(29)	(54)	(59)
Interest income	8	7	18	18
Other (expense) income, net	(3)	3	(5)	7
(Loss) income from continuing operations, before taxes	$(1)	$47	$(37)	$119

Consolidated segment adjusted operating margin	8.6%	8.9%	8.0%	8.6%
Consolidated segment operating margin	5.2%	7.4%	3.9%	7.7%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes

A reconciliation of EBIT and adjusted EBIT to net (loss) income is as follows:

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Adjusted EBIT	$120	$117	$226	$233
Restructuring costs	(25)	(20)	(82)	(20)
Transaction and integration-related costs	(75)	(7)	(145)	(10)
Certain overhead costs	—	(33)	—	(66)
U.S. Pension and OPEB	—	14	—	28
SEC settlement-related items	—	(2)	—	(5)
EBIT	$20	$69	$(1)	$160
Interest expense	(29)	(29)	(54)	(59)
Interest income	8	7	18	18
Income tax benefit	22	46	38	39
(Loss) income from continuing operations	$21	$93	$1	$158
Income from discontinued operations, net of taxes	—	84	—	186
Net income	$21	$177	$1	$344

Adjusted EBIT margin	6.4%	6.7%	5.9%	6.6%
EBIT margin	1.1%	4.0%	—%	4.5%

Adjusted Free Cash Flow
(preliminary and unaudited)

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015
Net cash provided by operating activities	$192	$122	$242	$484
Net cash used in investing activities	(154)	(397)	(678)	(481)
Acquisitions, net of cash acquired	11	236	434	236
Business dispositions	—	—	—	(34)
Short-term investments	—	—	—	—
Payments on capital leases and other long-term asset financings	(50)	(42)	(95)	(111)
Payments on transaction and integration-related costs	50	49	143	60
Payments on restructuring costs	26	32	61	51
SEC settlement-related payments	—	1	—	187
Sale of NPS accounts receivables	$—	$57	$—	$(176)
Adjusted free cash flow	$75	$58	$107	$216

(1) Excludes capital expenditures financed through CSC Finco and other investments.

Consolidated Segment Adjusted Operating Income and Consolidated Segment Adjusted Operating Margin

A reconciliation of consolidated segment operating income to consolidated segment adjusted operating income is as follows:

	Three months ended September 30, 2016
(in millions)	Consolidated Segment Operating Income	Restructuring costs	Transaction and integration-related costs	Consolidated Segment Adjusted Operating Income	Consolidated Segment Adjusted Operating Margin
Global Business Services	$83	$(2)	$(20)	$105	10.1%
Global Infrastructure Services	26	(23)	(17)	66	7.9%
Total Commercial	109	(25)	(37)	171	9.1%
Corporate	(11)	—	—	(11)	—
Total	$98	$(25)	$(37)	$160	8.6%

	Six months ended September 30, 2016
(in millions)	Consolidated Segment Operating Income	Restructuring costs	Transaction and integration-related costs	Consolidated Segment Adjusted Operating Income	Consolidated Segment Adjusted Operating Margin
Global Business Services	$156	(22)	(37)	$215	10.3%
Global Infrastructure Services	22	(60)	(35)	117	6.8%
Total Commercial	178	(82)	(72)	332	8.7%
Corporate	(28)	—	—	(28)	—
Total	$150	$(82)	$(72)	$304	8.0%

	Three months ended October 2, 2015
(in millions)	Consolidated Segment Operating Income	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	Consolidated Segment Adjusted Operating Income	Consolidated Segment Adjusted Operating Margin
Global Business Services	$101	—	4	$(12)	$(1)	$110	12.3%
Global Infrastructure Services	64	—	10	(8)	(1)	63	7.4%
Total Commercial	165	—	14	(20)	(2)	173	9.9%
Corporate	(35)	(18)	—	—	—	(17)	—
Total	$130	$(18)	$14	$(20)	$(2)	$156	8.9%

	Six months ended October 2, 2015
(in millions)	Consolidated Segment Operating Income	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	Consolidated Segment Adjusted Operating Income	Consolidated Segment Adjusted Operating Margin
Global Business Services	$198	—	8	(12)	(1)	$203	11.2%
Global Infrastructure Services	117	—	20	(8)	(1)	106	6.1%
Total Commercial	315	—	28	(20)	(2)	309	8.7%
Corporate	(41)	(36)	—	—	—	(5)	—
Total	$274	$(36)	$28	$(20)	$(2)	$304	8.6%

Non-GAAP Results

A reconciliation of non-GAAP results to the respective most directly comparable financial measure calculated and presented in accordance with GAAP is as follows:

	Three months ended September 30, 2016
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration-related costs	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$1,363	$—	$—	$1,363

Selling, general and administrative (excludes depreciation and amortization, restructuring costs and transaction costs)	293	—	(53)	240

(Loss) income from continuing operations, before taxes	(1)	(25)	(78)	102
Income tax (benefit) expense	(22)	(6)	(24)	8
Income from continuing operations	21	(19)	(54)	94

Net income	21	(19)	(54)	94
Less: net income attributable to noncontrolling interest, net of tax	6	—	—	6
Net income attributable to CSC common stockholders	$15	$(19)	$(54)	$88

Effective Tax Rate	n/m			7.8%

Basic EPS from continuing operations	$0.11	$(0.14)	$(0.38)	$0.63
Diluted EPS from continuing operations	$0.10	$(0.13)	$(0.38)	$0.61

Weighted average common shares outstanding for:
Basic EPS	140.53	140.53	140.53	140.53
Diluted EPS	143.78	143.78	143.78	143.78

	Six months ended September 30, 2016
(in millions, except per-share amounts)	As reported	Restructuring costs	Transaction and integration-related costs	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	2,784	$—	$—	$2,784

Selling, general and administrative (excludes depreciation and amortization, restructuring costs and transaction costs)	598	—	(109)	489

(Loss) income from continuing operations, before taxes	(37)	(82)	(148)	193
Income tax (benefit) expense	(38)	(18)	(43)	23
Income from continuing operations	1	(64)	(105)	170

Net income	1	(64)	(105)	170
Less: net income attributable to noncontrolling interest, net of tax	7	—	—	7
Net (loss) income attributable to CSC common stockholders	$(6)	$(64)	$(105)	$163

Effective Tax Rate	102.7%			11.9%

Basic EPS from continuing operations	$(0.04)	$(0.46)	$(0.75)	$1.17
Diluted EPS from continuing operations	$(0.04)	$(0.45)	$(0.73)	$1.14

Weighted average common shares outstanding for:
Basic EPS	139.76	139.76	139.76	139.76
Diluted EPS	139.76	143.14	143.14	143.14

	Three months ended October 2, 2015
(in millions, except per-share amounts)	As reported	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	SEC settlement-related items	Tax adjustment	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$1,237	$(17)	$12	$—	$—	$—	$—	$1,232

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	269	(16)	2	—	(7)	(2)	—	246

Income from continuing operations, before taxes	47	(33)	14	(20)	(7)	(2)	—	95
Income tax (benefit) expense	(46)	(13)	6	(6)	(3)	(1)	(46)	17
Income from continuing operations	93	(20)	8	(14)	(4)	(1)	46	78

Net income	177	(20)	8	(14)	(4)	(1)	46	162
Less: net income attributable to noncontrolling interest, net of tax	6	—	—	—	—	—	—	6
Net income attributable to CSC common stockholders	$171	$(20)	$8	$(14)	$(4)	$(1)	$46	$156

Effective Tax Rate	(97.9)%							17.9%

Basic EPS from continuing operations	$0.68	$(0.14)	$0.06	$(0.10)	$(0.03)	$(0.01)	$0.33	$0.56
Diluted EPS from continuing operations	$0.66	$(0.14)	$0.06	$(0.10)	$(0.03)	$(0.01)	$0.33	$0.55

Weighted average common shares outstanding for:
Basic EPS	138.30	138.30	138.30	138.30	138.30	138.30	138.30	138.30
Diluted EPS	140.85	140.85	140.85	140.85	140.85	140.85	140.85	140.85

	Six months ended October 2, 2015
(in millions, except per-share amounts)	As reported	Certain overhead costs	U.S. Pension and OPEB	Restructuring costs	Transaction and integration-related costs	SEC settlement-related items	Tax adjustment	Non-GAAP results

Costs of services (excludes depreciation and amortization and restructuring costs)	$2,509	$(34)	$24	$—	$—	$—	$—	$2,499

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	540	(32)	4	—	(10)	(5)	—	497

Income from continuing operations, before taxes	119	(66)	28	(20)	(10)	(5)	—	192
Income tax expense	(39)	(26)	11	(6)	(4)	(2)	(60)	48
Income from continuing operations	158	(40)	17	(14)	(6)	(3)	60	144

Net income	344	(40)	17	(14)	(6)	(3)	60	330
Less: net income attributable to noncontrolling interest, net of tax	10	—	—	—	—	—	—	10
Net income attributable to CSC common stockholders	$334	$(40)	$17	$(14)	$(6)	$(3)	$60	$320

Effective Tax Rate	(32.8)%							25.0%

Basic EPS from continuing operations	$1.14	$(0.29)	$0.12	$(0.10)	$(0.04)	$(0.02)	$0.43	$1.04
Diluted EPS from continuing operations	$1.12	$(0.28)	$0.12	$(0.10)	$(0.04)	$(0.02)	$0.42	$1.02

Weighted average common shares outstanding for:
Basic EPS	138.11	138.11	138.11	138.11	138.11	138.11	138.11	138.11
Diluted EPS	141.27	141.27	141.27	141.27	141.27	141.27	141.27	141.27